Exhibit 4.6

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of this 29th day of January, 2003, by and among ROANOKE ELECTRIC STEEL CORPORATION (the “Borrower”), the Lenders which have caused this Amendment to be executed on their behalf (the “Required Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, successor to First Union National Bank (the “Agent”).

The Borrower, the Lenders which are parties thereto and the Agent are parties to a Credit Agreement dated as of December 15, 1998 (as amended by an Amendment to Credit Agreement dated as of February 25, 1999, a Second Amendment to Credit Agreement dated as of October 3, 2000, a Third Amendment to Credit Agreement dated as of April 23, 2001, and a Fourth Amendment to Credit Agreement dated as of January 31, 2002, the “Credit Agreement”), and they now desire to amend certain provisions of the Credit Agreement as provided herein.

Accordingly, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Required Lenders and the Agent hereby agree as follows:

1. Defined Terms. Capitalized terms used herein which are not otherwise defined herein will have the meanings assigned thereto in the Credit Agreement.

2. Amendment to Credit Agreement. The Borrower, the Required Lenders and the Agent agree that the following provisions of the Credit Agreement are amended as follows:

2.1 Applicable Margin. Subsection (g) of Section 4.1 of the Credit Agreement is amended to read as follows

(g) Applicable Margin. Notwithstanding anything in subsection (c) of this Section 4.1 to the contrary, the Applicable Margin for the Term Loans shall be four percent (4.00%) per annum; provided, however, that the provisions of subsection (c) of this Section 4.1 shall determine the Applicable Margin for the period or periods, if any, beginning five (5) Business Days after the date on which the Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 7.1(a) or (b) hereof together with an Officer’s Compliance Certificate pursuant to Section 7.2 for any fiscal quarter, which financial statements and Officer’s Compliance Certificate demonstrate to the Agent’s satisfaction that the Net Funded Debt to EBITDA Ratio is less than 3.75 to 1, and continuing until five (5) Business Days after the date on which the Agent receives Consolidated financial statements of the Borrower and its Subsidiaries for the immediately succeeding fiscal quarter.

2.2 Minimum EBITDA. Section 9.5 of the Credit Agreement is amended to read as follows:

Section 9.5 Minimum EBITDA. Maintain Consolidated EBITDA, for the four-quarter period ending on the date of measurement, which is not less than (i) $6,750,000 at April 30, 2002, (ii) $2,250,000 at July 31, 2002, (iii) $0 at October 31, 2002, (iv) $12,250,000 at January 31, 2003, April 30, 2003, and July 31, 2003, (v) $15,250,000 at October 31, 2003, and (vi) $17,000,000 at January 31, 2004.

2.3 Limitations on Capital Expenditures. Section 10.12 of the Credit Agreement is amended to read as follows:

Section 10.12 Limitations on Capital Expenditures. Expend for capital expenditures (as defined and classified in accordance with GAAP) an amount in excess of (i) $4,500,000 during the Fiscal Year ending October 31, 2003, (ii) $8,000,000 during the Fiscal Year ending October 31, 2004, and (iii) no limitation during any successive Fiscal Year; provided, however, that to the extent any such amount remains unexpended at the end of any such Fiscal Year, such unexpended amount may be carried forward by the Borrower and its Subsidiaries to the immediately succeeding Fiscal Year only.

3. Representations. To induce the Required Lenders and the Agent to enter into this Amendment, the Borrower represents and warrants to the Lenders and the Agent that:

3.1 The Borrower is in compliance with all of the terms, covenants and conditions of the Credit Agreement as amended by this Amendment, and all of the terms, covenants and conditions of each of the other Loan Documents to which it is a party.

3.2 There exists no Default or Event of Default.

3.3 The representations and warranties contained in Article 6 of the Credit Agreement are, except to the extent that they relate solely to an earlier date, true with the same effect as though such representations and warranties had been made on the date hereof.

3.4 The Borrower has full corporate power and authority to enter into this Amendment and to incur the obligations provided for in the Credit Agreement as amended by this Amendment, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders of the Borrower or consent or approval of, notice to or filing with, any public authority is required as a condition to the validity of this Amendment.

3.5 The Credit Agreement as amended by this Amendment constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.6 There are no actions, suits, proceedings or investigations pending or, so far as the officers of the Borrower know, threatened before any court or administrative agency that, in the opinion of the officers of the Borrower, will materially adversely affect (i) the financial condition or operations of the Borrower, (ii) the ability of the Borrower to execute or deliver this Amendment, (iii) the ability of the Borrower to carry out the terms of the Credit Agreement as amended by this Amendment, or (iv) any of the liens the Borrower has granted to the Agent or the Lenders under the Credit Agreement, the Security Agreement or any of the other Loan Documents.

3.7 There is no charter, by-law or preference stock provision of the Borrower and no provision of any existing mortgage, lease, indenture, contract or agreement binding on the Borrower or affecting its property that would conflict with or in any way prevent the execution or delivery of this Amendment or the carrying out of the terms of the Credit Agreement as amended by this Amendment.

4. Further Suspension of Certain Financial Covenants. Pursuant to the Fourth Amendment to Credit Agreement dated as of January 31, 2002, the covenants of the Borrower to maintain the ratios described in Sections 9.1 and 9.2 of the Credit Agreement were suspended for the fiscal quarters of the Borrower ending January 31, 2002, April 30, 2002, July 31, 2002, and October 31, 2002. The parties hereby agree that (a) the covenant of the Borrower to maintain the ratio described in Sections 9.1 of the Credit Agreement shall be further suspended for the fiscal quarters of the Borrower ending January 31, 2003, April 30, 2003, July 31, 2003, October 31, 2003, January 31, 2004, and April 30, 2004; provided that, commencing with the fiscal quarter of the Borrower ending July 31, 2004, and at all times thereafter, the measurement of such ratios shall resume in accordance with such Section 9.1, and (b) the covenant of the Borrower to maintain the ratio described in Section 9.2 of the Credit Agreement shall be further suspended for the fiscal quarters of the Borrower ending January 31, 2003, April 30, 2003, July 31, 2003, October 31, 2003, and January 31, 2004; provided that, commencing with the fiscal quarter of the Borrower ending April 30, 2004, and at all times thereafter, the measurement of such ratios shall resume in accordance with such Section 9.2.

5. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the following conditions:

5.1 The Borrower shall have executed and delivered to the Agent a counterpart of this Amendment, and the Borrower shall have caused each of the Guarantors to have executed and delivered to the Bank the Consent of Guarantors attached hereto.

5.2 The Agent shall have received counterparts of this Amendment executed by the Required Lenders (as defined in the Credit Agreement).

5.3 The Borrower shall have paid to the Agent on behalf the Required Lenders an amendment fee in an aggregate amount equal to 0.375% of the sum of the Revolving Credit Commitments and the Term Loan Commitments (after application of the $15,000,000 Term Loan repayment described in paragraph 5.4 below) for the Required Lenders.

5.4 The Borrower shall have paid to the Agent on behalf of the Lenders an amount equal to $15,000,000, which shall be applied by the Agent and the Lenders, on the date received by the Agent, to pay the scheduled installments of principal due under the Term Notes on April 1, 2003, July 1, 2003, October 1, 2003, and January 1, 2004, in their chronological order of maturity. Interest on the Term Notes shall continue to accrue and become due and payable in the amounts and at the times set forth in the Term Notes.

5.5 On October 1, 2003, the Borrower shall pay to the Agent on behalf of the Lenders an amount equal to $3,750,000 (the “Additional Principal Advance”), which shall be applied by the Agent and the Lenders, on the date received by the Agent, to pay the scheduled installment of principal due under the Term Notes on April 1, 2004. Failure of the Borrower to pay the Additional Principal Advance shall constitute an Event of Default under the Credit Agreement. Interest on the Term Notes shall continue to accrue and become due and payable in the amounts and at the times set forth in the Term Notes. The Borrower shall resume the payment of scheduled installments of principal under the Term Notes beginning with the payment due on July 1, 2004.

6. Reaffirmation. Except as expressly amended hereby, the terms of the Credit Agreement will remain in full force and effect in all respects, and the Borrower hereby reaffirms its obligations under the Credit Agreement and under each of the other Loan Documents to which it is a party.

7. References. All references to the Credit Agreement in the other Loan Documents or any other document or instrument that refers to the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment.

8. Applicable Law. This Amendment will be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principles thereof.

9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and will be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

10. Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.

ROANOKE ELECTRIC STEEL CORPORATION,
as Borrower

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION,
successor to First Union National Bank,
as Agent and Lender

By:
Name:
Title:

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BANK OF AMERICA, N.A.,
as Lender

By:
Name:
Title:

[Remainder of this page intentionally left blank]

SUNTRUST BANK,
as Lender

By:
Name:
Title:

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CONSENT OF GUARANTORS

Each of the undersigned Guarantors has guaranteed all obligations of the Borrower owing to the Agent and the Lenders, in each case pursuant to either a Guaranty Agreement dated as of December 15, 1998, or a Guaranty Agreement dated as of January 19, 1999 (each, a “Guaranty,” and collectively, the “Guaranties”). Each of the undersigned Guarantors hereby consents and agrees to the terms of the foregoing Fifth Amendment to Credit Agreement (the “Amendment”), and, without limiting the generality of the terms of the Guaranties, each of the undersigned Guarantors hereby agrees that (i) the foregoing Amendment does not release, impair or otherwise limit any of such Guarantor’s obligations under the Guaranty to which it is a party, (ii) the Guaranty to which such Guarantor is a party remains in full force and effect in all respects, and (iii) all indebtedness and other obligations of the Borrower under the Credit Agreement, as amended by the foregoing Amendment, are secured by the collateral described in the Subsidiary Security Agreement to which such Guarantor is a party.

Dated as of: January 29, 2003.

JOHN W. HANCOCK, JR., INCORPORATED

By:
Name:
Title:

SOCAR, INC.

By:
Name:
Title:

RESCO STEEL PRODUCTS CORPORATION

By:
Name:
Title:

SHREDDED PRODUCTS CORP.

By:
Name:
Title:

ROANOKE TECHNICAL TREATMENT & SERVICES, INC.

By:
Name:
Title:

SOCAR OF OHIO, INC.

By:
Name:
Title:

STEEL OF WEST VIRGINIA, INC.

By:
Name:
Title:

SWVA, INC.

By:
Name:
Title:

MARSHALL STEEL, INC.

By:
Name:
Title:

STEEL VENTURES, INC.

By:
Name:
Title: